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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                Contact:  Stephen E. Hare
                                               Executive Vice President and CFO
                                               (804) 287-5685


          CADMUS COMMUNICATIONS REPORTS IMPROVED FIRST QUARTER RESULTS
                             ----------------------
Differentiation Strategy Results in Growth in STM Services and Specialty
Packaging

RICHMOND, VA (October 24, 2002) -- Cadmus Communications Corporation (Nasdaq/NM:
CDMS) today reported net sales of $105.4 million and income of $2.0 million, or $0.22 per share, for the first quarter of its fiscal year 2003, before the impact of the cumulative effect of a change in accounting principle for goodwill. See Note (A) below. Highlights were as follows:

        o Net sales declined 5% compared to last year's first quarter (3% decline excluding the impact of changes in paper prices and the pass-through costs of freight and postage) as growth in scientific, technical and medical ("STM") services and specialty packaging was offset by a decline in special interest magazines;
        o Operating income was $7.2 million compared to $7.1 million last year and operating margins increased from 6.3% to 6.8% of revenues;
        o  Pre-tax income rose 43% over last year's first quarter;
        o Income from continuing operations and earnings per share increased 12% and 10%, respectively, year over year, despite a higher effective tax rate this year;
        o EBITDA margin increased to 11.4% compared to 10.8% in last year's first quarter;
        o Interest expense combined with securitization costs decreased 17% compared to last year's first quarter;
        o Total debt (including securitization) decreased by $4.8 million during the quarter.

Bruce V. Thomas, president and chief executive officer, remarked, "We are pleased with the progress of our differentiation strategy. Our most highly differentiated division, serving STM publishers, showed growth and has several large new business prospects. We have begun the process of re-allocating resources and assets to support our growth in this attractive and stable market. Our specialty packaging operation also showed growth and margin expansion. In addition, this division recently was awarded significant new business in the pharmaceutical market, which we believe should sustain our growth and improve profitability in this segment. By contrast, we have not seen any improvement in demand in our special interest magazine business, as the industry-wide page count reduction continues in response to the prolonged downturn in advertising spending. We will continue to reduce costs and rationalize capacity to offset the on-going soft demand."

Thomas continued, "The first quarter is seasonally our soft quarter; however, we showed progress in continuing to differentiate our products and services from our competitors during the quarter. This differentiation is translating into improved new business activity and backlogs. For the year, we believe we can achieve year over year and sequential quarter-to-quarter improvement throughout the year. Finally, as we have done for the past two years, we intend to continue to reduce our debt levels while investing prudently in our differentiation strategies."


First Quarter Operating Results Review
--------------------------------------

Net sales for the fiscal first quarter totaled $105.4 million compared with $111.2 million last year, a decline of 5%. Excluding the impact of changes in paper prices and the pass-through costs of freight and postage, net sales decreased 3%. Publisher Services segment (STM services, special interest magazines, and professional books and directories) sales were $93.2 million, down 6% from $99.6

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million (down 4% excluding paper, freight and postage impact), primarily because of continued softness in advertising and volume and pricing pressures. Specialty Packaging segment sales were $12.3 million, an increase of 5% from $11.7 million (up 8% excluding paper, freight and postage impact).

Despite lower net sales, both value-added sales and gross profit margins increased over the prior year. As a result, operating income was $7.2 million in the first quarter compared to $7.1 million last year and operating margins increased to 6.8% of sales from 6.3% last year. Cash flow from operations was used to reduce total debt (including $28.7 million related to securitization) by $4.8 million for the quarter. Income from continuing operations for the first quarter totaled $2.0 million, or $0.22 per share, compared with $1.8 million, or $0.20 per share, last year.


SFAS No. 142 Adoption
---------------------

Effective July 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, which requires companies to discontinue amortizing goodwill and to perform annual impairment tests to determine if the remaining balance of goodwill or other intangible assets should be reduced to estimated fair values. As of July 1, 2002, net goodwill balances attributable to each of the Company's reporting units were tested for impairment by comparing the fair value of each reporting unit to its carrying value. Under SFAS No. 142, fair value was determined using discounted cash flow estimates for each reporting unit. Based on these impairment tests as of July 1, 2002, the Company recorded an impairment charge of $56.3 million completely related to its Specialty Publications division (special interest magazines) within the Publisher Services segment. This charge is reflected as a cumulative effect of a change in accounting principle in the accompanying Condensed Consolidated Statements of Income and results in a net loss of $54.3 million, or a loss of $6.02 per share, for the first quarter.

Note (A): In order to provide consistent comparisons in the text portion of this press release as it relates to the adoption of SFAS No. 142, income and earnings per share numbers for fiscal year 2003 have been adjusted to exclude the impact of the cumulative effect of a change in accounting principle for goodwill, and income and earnings per share numbers for fiscal 2002 have been adjusted to exclude amortization expense. See "Condensed Consolidated Statements of Income" and "Selected Highlights" below for reconciliation of reported and adjusted net income and earnings per share numbers.

                    -----------------------------------------

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the world's largest provider of content management and production services to scientific, technical and medical journal publishers, the fourth largest periodicals printer in North America, and a leading provider of specialty packaging and promotional printing services. Additional information about Cadmus is available at www.cadmus.com.

Statements made in this release relating to Cadmus' future prospects and performance are "forward-looking statements" that are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond Cadmus' ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Other potential risks and uncertainties include but are not limited to: (1) the overall economic environment in North America, (2) our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals,
(3) significant price pressure in the markets in which we compete, (4) the loss of significant customers or the decrease in demand from customers, (5) our ability to continue to obtain improved efficiencies and lower production costs,
(6) the financial condition of and ability to pay by certain customers, (7) the impact of industry consolidation among key customers, (8) our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, and (9) our ability to operate profitably and effectively with high levels of indebtedness. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. The information provided in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.

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                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                        September 30,
                                                            2002        June 30,
                                                        (Unaudited)      2002
                                                        -----------    ---------

Assets:
    Cash and cash equivalents                          $   1,537      $   1,196
    Accounts receivable, net                              30,812         34,845
    Inventories                                           20,717         19,545
    Other current assets                                   8,673          8,444
    Property, plant and equipment, net                   121,833        124,040
    Other assets                                         126,254        181,525
                                                        --------       --------

Total assets                                           $ 309,826        369,595
                                                        ========       ========

Liabilities and shareholders' equity:
    Current liabilities, excluding current debt        $  62,547      $  64,415

    Total debt (net of securitization):
       Senior bank debt (matures 3/31/04)                 21,400         25,300
       Senior subordinated notes (matures 6/1/09)        125,000        125,000
       Subordinated promissory notes (matures
         3/31/10)                                          6,415          6,415
       Fair value of interest rate swap                    2,280            531
                                                        --------        --------
       Total debt (net of securitization)                155,095        157,246
                                                        --------       --------

    Other long-term liabilities                           35,387         36,420
    Shareholders' equity                                  56,797        111,514
                                                        --------       --------

Total liabilities and shareholders' equity             $ 309,826      $ 369,595
                                                        ========       ========


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                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)


                                                     Three Months Ended
                                                        September 30,
                                                    ---------------------
                                                      2002         2001
                                                    --------     --------

Net sales                                          $105,425     $111,249

Operating expenses:
      Cost of sales                                  85,482       92,483
      Selling and administrative                     12,747       11,711
      Amortization expense                                -        1,203
                                                    --------     --------
                                                     98,229      105,397
                                                    ---------    --------

Operating income                                      7,196        5,852

Interest and other expenses:
       Interest                                       3,763        4,379
      Securitization costs                              188          383
          Other, net                                     62           72
                                                    --------     --------
                                                      4,013        4,834
                                                    --------     --------

Income from continuing operations before
   income taxes                                       3,183        1,018

Income tax expense                                    1,210          457
                                                    --------     --------

Income from continuing operations                     1,973          561

(Loss) from discontinued operations, net of
   income taxes                                           -          (39)

Cumulative effect of a change in accounting
   principle for goodwill                           (56,301)           -
                                                    --------     --------

Net income (loss)                                  $(54,328)    $    522
                                                    ========     ========

Earnings per share, assuming dilution:
   Income from continuing operations               $   0.22  $      0.06
   Loss from discontinued operations                      -            -
   Cumulative effect of a change in accounting
      principle for goodwill                          (6.24)           -
                                                    --------     --------
   Net income (loss) per share                     $  (6.02)  $     0.06
                                                    ========     ========

Weighted-average common shares outstanding            9,030        9,009
                                                    ========     ========

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                               SELECTED HIGHLIGHTS
               (In thousands, except per share data and percents)
                                   (Unaudited)

                                                            Three Months Ended
                                                              September 30,
                                                            -------------------
                                                               2002      2001
                                                            ---------  --------
    Capital expenditures                                   $  2,768   $  2,334
    Depreciation & amortization expense                       4,913      6,255
    EBITDA (1) (2)                                           12,047     12,035
    EBITDA margin (1) (2)                                      11.4%      10.8%

    Income from continuing operations before income
        taxes, as reported                                 $   3,183  $  1,018
           Amortization expense (3)                                -     1,203
                                                           ---------   -------
    Income from continuing operations before income
       taxes, as adjusted                                     3,183      2,221
    Income taxes                                              1,210        457
                                                           ---------   -------
    Income from continuing operations, as adjusted         $  1,973   $  1,764
                                                           =========   =======

    Earnings per share, assuming dilution:

    Net income (loss), as reported                         $  (6.02)  $   0.06
    Cumulative effect of a change in accounting principle      6.24          -
    Amortization expense                                          -       0.14
    Income from continuing operations, as                  ---------   -------
       adjusted                                            $   0.22   $   0.20
                                                           =========   =======

--------------------
 (1) Earnings before interest, taxes, depreciation, amortization and securitization costs.
 (2) Excludes impact of cumulative effect of accounting change for goodwill in 2002 and impact of discontinued operations in 2001.
 (3) Adjusted for consistency in comparisons to exclude amortization expense in fiscal 2002 since the Company adopted SFAS No. 142 on July 1, 2002.


                               SEGMENT INFORMATION
                            (In thousands, unaudited)

                                                           Three Months Ended
                                                            September 30,
                                                       -----------------------
                                                           2002       2001
                                                       -----------  ---------
  Net sales:
    Publisher Services                                 $   93,156   $  99,586
    Specialty Packaging                                    12,269      11,663
                                                       -----------  ---------
      Total net sales                                  $  105,425   $ 111,249
                                                       ===========  =========

  Operating income (loss):
    Publisher Services                                 $    9,487   $   9,231
    Specialty Packaging                                       273         (96)
    Unallocated/other                                      (2,563)     (2,020)
    Amortization of goodwill                                    -      (1,203)
    Loss on sale of fixed assets                               (1)        (60)
                                                       -----------  ---------
      Total operating income                           $    7,196   $   5,852
                                                       ===========  =========